Exhibit 16.1

SEALE AND BEERS, CPAs

PCAOB & CPAB REGISTERED AUDITORS

www.sealebeers.com

October 1, 2009

Securities and Exchange Commission

Washington, D.C. 20549

Ladies and Gentlemen:

The firm of Seale and Beers, CPAs was previously principal accountant for Fresh Harvest Products, Inc. (the "Company") and has never reviewed the financial statements for Fresh Harvest Products, Inc.  Effective September 30, 2009, we were dismissed from the Company as principal accountants.  We have read the Company's statements included its Form 8-K dated September 30, 2009, and we agree with such statements contained therein.

We can not confirm or deny the appointment of Conner & Associates, PC was approved by the Board of Directors, or that they were not consulted prior to their appointment as auditors.

Sincerely,

/s/ Seale and Beers, CPAs

Las Vegas, NV

CC: U.S. Securities & Exchange Commission
     Office of the Chief Accountant
     100 F Street, NE
     Washington, DC 20549
     202-551-5300 Phone
     202-772-9252 Fax

Seale and Beers, CPAs PCAOB & CPAB Registered Auditors

6490 WEST DESERT INN RD, LAS VEGAS, NEVADA 89146 (702) 253-7492 Fax: (702)253-7501